EXHIBIT 21.1

                       VillageEDOCS LIST OF SUBSIDIARIES
                       ---------------------------------


                                          State or Jurisdiction
     Name of Subsidiary                   of Incorporation          DBAs
     ------------------                   ----------------          ----

1.   Tailored Business Systems, Inc.      Georgia                   None.
2.   MessageVision, Inc.                  California                None.
3.   Phoenix Forms, Inc.                  Georgia                   Resolutions.
4.   Go Solutions, Inc.                   Florida                   None.